UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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BANTA CORPORATION
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RR Donnelley
Media Contact:	Doug Fitzgerald, Senior Vice President Marketing & Communications
Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com
Investor Contact:	Dan Leib, Vice President, Investor Relations
Tel: 312-326-7710 E-mail: dan.leib@rrd.com
Banta Corporation
Investor/Media Contact:	Mark Fleming, Director, Investor and Corporate Communications
Tel: 920-751-7713

RR DONNELLEY AND BANTA CORPORATION ANNOUNCE
EXPIRATION OF THE HART-SCOTT-RODINO WAITING PERIOD

CHICAGO, IL and MENASHA, WI – December 18, 2006 – R.R. Donnelley & Sons Company (NYSE: RRD) and Banta Corporation (NYSE: BN) jointly announced today the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with RR Donnelley’s previously announced agreement to acquire Banta Corporation for $1.3 billion. The acquisition, subject to other customary closing conditions, is expected to be completed by mid-January 2007.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

About Banta Corporation

Banta Corporation is a technology and market leader in printing and supply-chain management services. Its integrated approach provides a comprehensive combination of printing, binding and digital imaging solutions to leading publishers and direct marketers. Banta excels at helping customers find unique solutions to the complex challenges of getting their products and communications to market. Banta focuses on five printing services segments: books, special-interest magazines, catalogs, direct marketing and literature management. Banta’s global supply-chain management business provides a wide range of outsourcing capabilities to some of the world’s largest companies. Services range from materials sourcing, product configuration and customized kitting, to order fulfillment and global distribution.  For more information, visit the company’s web site at www.banta.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, anticipated issues associated with obtaining approvals to complete the transaction or other unexpected issues that could impact the closing of the deal. Readers are strongly encouraged to read the full cautionary statements contained in each of RR Donnelley’s and Banta’s filings with the SEC. Both RR Donnelley and Banta disclaim any obligation to update or revise any forward-looking statements.